Exhibit 99.1

XPO Reports Fourth Quarter 2023 Results

GREENWICH, Conn. – February 7, 2024 – XPO (NYSE: XPO) today announced its financial results for the fourth quarter 2023, reflecting a strong performance in a soft industry environment for freight transportation. The company reported diluted earnings from continuing operations per share of $0.49 and adjusted diluted earnings from continuing operations per share of $0.77.

Fourth Quarter 2023 Summary Results

Three months ended December 31,	Revenue			Operating Income (Loss)
(in millions)	2023	2022	Change %	2023	2022	Change %
North American Less-Than-Truckload Segment	$1,187	$1,093	8.6%	$149	$152	-2.0%
European Transportation Segment	753	738	2.0%	(2)	(60)	-96.7%
Corporate	-	-	0.0%	(28)	(88)	-68.2%
Total	$1,940	$1,831	6.0%	$119	$4	NM
Memo: Gains on real estate transactions for NA LTL				-	55

Three months ended December 31,	Adjusted Operating Income(1)					Adjusted EBITDA(1)
(in millions)	2023		2022		Change %	2023	2022	Change %
North American Less-Than-Truckload Segment		$160		$106	50.9%	$233	$232	0.4%
European Transportation Segment		5		12	-58.3%	36	39	-7.7%
Corporate		NA		NA	NA	(5)	(9)	-44.4%
Total	$	NA	$	NA	NA	$264	$262	0.8%
Memo: Gains on real estate transactions for NA LTL						-	55

Three months ended December 31,	Net Income (Loss)(2)			Diluted EPS(3)
(in millions, except for per-share data)	2023	2022	Change %	2023	2022	Change %
Total	$58	$(36)	NM	$0.49	$(0.31)	NM

Three months ended December 31,	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS(1)(3)
(in millions, except for per-share data)	2023	2022	2023	2022	Change %
Total	120	115	0.77	0.98	-21.4%

NM - Not meaningful

NA - Not applicable

(1) Reconciliations of adjusted operating income, adjusted EBITDA and adjusted diluted EPS are provided in the attached financial tables

(2) Net income (loss) from continuing operations

(3) Diluted earnings (loss) from continuing operations per share

Mario Harik, chief executive officer of XPO, said, “We delivered fourth quarter results that were solidly above expectations, reflecting substantial momentum in service quality, pricing and productivity. Companywide, year-over-year, we grew revenue by 6% and adjusted EBITDA by 28%, excluding real estate gains in 2022.

“In North American LTL, we outperformed on every key operating metric. This includes fourth quarter yield growth, excluding fuel, of 10.3%, adjusted operating income growth of 51%, and adjusted operating ratio improvement of 380 basis points. Our tonnage per day was 2% higher than a year ago, with nearly 6% more shipments per day.

“Behind each of these gains is our LTL 2.0 growth plan and our commitment to provide premium customer service. In the fourth quarter, we improved our damage claims ratio to a new company record of 0.3%. The more service quality we deliver, the more value our customers realize from doing business with us. This dynamic is a key driver of our margin expansion.”

Harik continued, “It was gratifying to see our strategy take root in 2023, XPO’s first full year as a standalone LTL company in North America. Every positive trend in the business comes from our team’s strong execution. We’re excited to continue to capitalize on our momentum, while laying more groundwork for the years ahead."

Fourth Quarter Highlights

For the fourth quarter 2023, revenue was $1.94 billion, compared to $1.83 billion for the same period in 2022. The year-over-year increase in revenue was due primarily to higher yield, excluding fuel, and an increase in tonnage per day in the North American LTL segment, partially offset by lower fuel surcharge revenue.

Net income from continuing operations was $58 million for the fourth quarter, compared with a net loss of $36 million for the same period in 2022. Operating income was $119 million for the fourth quarter, compared with $4 million for the same period in 2022. Diluted earnings from continuing operations per share was $0.49 for the fourth quarter, compared with a loss per share of $0.31 for the same period in 2022.

Adjusted net income from continuing operations, a non-GAAP financial measure, was $93 million for the fourth quarter, compared with $113 million for the same period in 2022. Adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”), a non-GAAP financial measure, was $0.77 for the fourth quarter, compared with $0.98 for the same period in 2022.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $264 million for the fourth quarter, compared with $262 million for the same period in 2022. The fourth quarter 2022 included $55 million of real estate gains.

The company generated $251 million of cash flow from operating activities in the fourth quarter, and ended the quarter with $412 million of cash and cash equivalents on hand, after $1.03 billion of net capital expenditures, including $878 million related to the acquisition of 28 service center locations.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.19 billion for the fourth quarter 2023, compared with $1.09 billion for the same period in 2022. On a year-over-year basis, shipments per day increased 5.7%, tonnage per day increased 2.0%, and yield, excluding fuel, increased 10.3%. Including fuel, yield increased 5.8%.

Operating income was $149 million for the fourth quarter 2023, compared with $152 million for the same period in 2022. Adjusted operating income, a non-GAAP financial measure, was $160 million for the fourth quarter, compared with $106 million for the same period in 2022. Adjusted operating ratio, a non-GAAP financial measure, was 86.5%, reflecting a year-over-year improvement of 380 basis points.

Adjusted EBITDA for the fourth quarter 2023 was $233 million, compared with $232 million for the same period in 2022. The year-over-year increase in adjusted EBITDA was due primarily to higher yield, excluding fuel, and an increase in tonnage per day, partially offset by lower fuel surcharge revenue and pension income, as well as $55 million of gains from real estate sales in the 2022 period, compared with no gains in 2023. Excluding the impact of real estate sales, adjusted EBITDA for the fourth quarter 2023 increased by 32% year-over-year.

•	European Transportation: The segment generated revenue of $753 million for the fourth quarter 2023, compared with $738 million for the same period in 2022.

Operating loss was $2 million for the fourth quarter 2023, compared with a loss of $60 million for the same period in 2022.

Adjusted EBITDA was $36 million for the fourth quarter, compared with $39 million for the same period in 2022.

•	Corporate: The segment generated an operating loss of $28 million for the fourth quarter 2023, compared with a loss of $88 million for the same period in 2022. The year-over-year decrease in operating loss was due primarily to a $29 million reduction in transaction and integration costs and a $29 million reduction in restructuring costs as the company continues to rationalize corporate overhead. This was partially offset by an $8 million non-cash accrual in 2023 related to the expected resolution of a previously disclosed environmental matter.

Adjusted EBITDA, a non-GAAP financial measure, was a loss of $5 million for the fourth quarter, compared with a loss of $9 million for the same period in 2022.

Conference Call

The company will hold a conference call on Wednesday, February 7, 2024, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until March 9, 2024. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13743551.

About XPO

XPO, Inc. (NYSE: XPO) is one of the largest providers of asset-based less-than-truckload (LTL) transportation in North America, with proprietary technology that moves goods efficiently through its network. Together with its business in Europe, XPO serves approximately 52,000 customers with 596 locations and 38,000 employees. The company is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on Facebook, X, LinkedIn, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted EBITDA excluding gains on real estate transactions on a consolidated basis and for our North American Less-Than-Truckload segment; adjusted net income from continuing operations; adjusted diluted earnings from continuing operations per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA excluding gains on real estate transactions, adjusted net income from continuing operations, adjusted diluted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), goodwill impairment charge, tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income from continuing operations and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expenses as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses and other network facilities, to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with a business unit sale or other divestiture; changes in tariffs, trade restrictions, trade agreements, tax policies, the impacts of our defined benefit plans, difficulties in managing or overseeing foreign operations and external agents different liability standards, issues related to compliance with data protection laws, competition laws, and intellectual property laws in countries that we provide services in; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc. on the size and business diversity of our company; our ability to develop and implement suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; seasonal fluctuations; issues related to our intellectual property rights; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to successfully manage the transitions of certain management roles; our ability to attract and retain key employees, including qualified drivers; labor matters; litigation; risks associated with our self-insured claims; governmental or political actions; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Jaycie Cooper

+1 475-400-5003

jaycie.cooper@xpo.com

XPO, Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2023	2022	Change %	2023	2022	Change %
Revenue	$1,940	$1,831	6.0%	$7,744	$7,718	0.3%
Salaries, wages and employee benefits	805	729	10.4%	3,159	2,945	7.3%
Purchased transportation	422	449	-6.0%	1,760	1,964	-10.4%
Fuel, operating expenses and supplies	400	410	-2.4%	1,623	1,687	-3.8%
Operating taxes and licenses	15	14	7.1%	60	58	3.4%
Insurance and claims	38	38	0.0%	167	183	-8.7%
Gains on sales of property and equipment	(1)	(57)	-98.2%	(5)	(60)	-91.7%
Depreciation and amortization expense	114	103	10.7%	432	392	10.2%
Goodwill impairment	-	64	-100.0%	-	64	-100.0%
Litigation matter (1)	8	-	NM	8	-	NM
Transaction and integration costs	11	42	-73.8%	58	58	0.0%
Restructuring costs	9	35	-74.3%	44	50	-12.0%
Operating income	119	4	NM	438	377	16.2%
Other income	(3)	(13)	-76.9%	(15)	(55)	-72.7%
Debt extinguishment loss	2	13	-84.6%	25	39	-35.9%
Interest expense	42	32	31.3%	168	135	24.4%
Income (loss) from continuing operations before income tax provision	78	(28)	NM	260	258	0.8%
Income tax provision	20	8	150.0%	68	74	-8.1%
Income (loss) from continuing operations	58	(36)	NM	192	184	4.3%
Income (loss) from discontinued operations, net of taxes	-	(58)	-100.0%	(3)	482	NM
Net income (loss)	$58	$(94)	NM	$189	$666	-71.6%

Net income (loss)
Continuing operations	$58	$(36)		$192	$184
Discontinued operations	-	(58)		(3)	482
Net income (loss)	$58	$(94)		$189	$666

Basic earnings (loss) per share (2)
Continuing operations	$0.50	$(0.31)		$1.66	$1.60
Discontinued operations	-	(0.50)		(0.02)	4.19
Basic earnings (loss) per share	$0.50	$(0.81)		$1.64	$5.79
Diluted earnings (loss) per share (2)
Continuing operations	$0.49	$(0.31)		$1.62	$1.59
Discontinued operations	-	(0.50)		(0.02)	4.17
Diluted earnings (loss) per share	$0.49	$(0.81)		$1.60	$5.76

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	116	115		116	115
Diluted weighted-average common shares outstanding	120	115		118	116

NM - Not meaningful.

(1) Relates to California Environmental Matters as described in Note 9 to the Company's third quarter Form 10-Q.

(2) The sum of quarterly earnings (loss) per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.

Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$412	$460
Accounts receivable, net of allowances of $45 and $43, respectively	973	954
Other current assets	208	199
Current assets of discontinued operations	-	17
Total current assets	1,593	1,630
Long-term assets
Property and equipment, net of $1,853 and $1,679 in accumulated depreciation, respectively	3,075	1,832
Operating lease assets	708	719
Goodwill	1,498	1,472
Identifiable intangible assets, net of $452 and $392 in accumulated amortization, respectively	422	407
Other long-term assets	196	209
Total long-term assets	5,899	4,639
Total assets	$7,492	$6,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$532	$521
Accrued expenses	775	774
Short-term borrowings and current maturities of long-term debt	69	59
Short-term operating lease liabilities	121	107
Other current liabilities	93	30
Current liabilities of discontinued operations	-	16
Total current liabilities	1,590	1,507
Long-term liabilities
Long-term debt	3,335	2,473
Deferred tax liability	337	319
Employee benefit obligations	91	93
Long-term operating lease liabilities	588	606
Other long-term liabilities	285	259
Total long-term liabilities	4,636	3,750

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 116 and 115 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	1,298	1,238
Retained earnings (accumulated deficit)	185	(4)
Accumulated other comprehensive loss	(217)	(222)
Total equity	1,266	1,012
Total liabilities and equity	$7,492	$6,269

XPO, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Years Ended
	December 31,
	2023	2022
Cash flows from operating activities of continuing operations
Net income	$189	$666
Income (loss) from discontinued operations, net of taxes	(3)	482
Income from continuing operations	192	184
Adjustments to reconcile income from continuing operations to net cash from operating activities
Depreciation, amortization and net lease activity	432	392
Goodwill impairment	-	64
Stock compensation expense	78	77
Accretion of debt	11	16
Deferred tax expense	31	80
Gains on sales of property and equipment	(5)	(60)
Other	54	70
Changes in assets and liabilities
Accounts receivable	(46)	(100)
Other assets	(9)	(3)
Accounts payable	(48)	62
Accrued expenses and other liabilities	4	42
Net cash provided by operating activities from continuing operations	694	824
Cash flows from investing activities of continuing operations
Payment for purchases of property and equipment	(1,533)	(521)
Proceeds from sale of property and equipment	29	88
Proceeds from settlement of cross currency swaps	2	29
Net cash used in investing activities from continuing operations	(1,502)	(404)
Cash flows from financing activities of continuing operations
Proceeds from issuance of debt	2,962	-
Repurchase of debt	(2,117)	(1,068)
Proceeds from borrowings on ABL facility	-	275
Repayment of borrowings on ABL facility	-	(275)
Repayment of debt and finance leases	(71)	(61)
Payment for debt issuance costs	(27)	-
Change in bank overdrafts	34	(20)
Payment for tax withholdings for restricted shares	(19)	(27)
Distribution from RXO and GXO spins, net	-	312
Other	(1)	3
Net cash provided by (used in) financing activities from continuing operations	761	(861)
Cash flows from discontinued operations
Operating activities of discontinued operations	(12)	8
Investing activities of discontinued operations	3	649
Financing activities of discontinued operations	-	(1)
Net cash provided by (used in) discontinued operations	(9)	656
Effect of exchange rates on cash, cash equivalents and restricted cash	5	(18)
Net increase (decrease) in cash, cash equivalents and restricted cash	(51)	197
Cash, cash equivalents and restricted cash, beginning of period	470	273
Cash, cash equivalents and restricted cash, end of period	$419	$470

North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	Change %	2023	2022	Change %
Revenue (excluding fuel surcharge revenue)	$966	$851	13.5%	$3,814	$3,631	5.0%
Fuel surcharge revenue	221	242	-8.7%	857	1,014	-15.5%
Revenue	1,187	1,093	8.6%	4,671	4,645	0.6%
Salaries, wages and employee benefits	602	546	10.3%	2,346	2,176	7.8%
Purchased transportation	83	106	-21.7%	366	499	-26.7%
Fuel, operating expenses and supplies (1)	238	242	-1.7%	956	983	-2.7%
Operating taxes and licenses	13	11	18.2%	48	48	0.0%
Insurance and claims	21	25	-16.0%	102	123	-17.1%
(Gains) losses on sales of property and equipment	2	(54)	NM	8	(54)	NM
Depreciation and amortization	77	64	20.3%	291	239	21.8%
Transaction and integration costs	-	1	-100.0%	-	3	-100.0%
Restructuring costs	2	-	NM	12	5	140.0%
Operating income	149	152	-2.0%	542	623	-13.0%
Operating ratio (2)	87.4%	86.1%		88.4%	86.6%
Other income	1	-		1	1
Amortization expense	8	8		34	34
Transaction and integration costs	-	1		-	3
Restructuring costs	2	-		12	5
Gains on real estate transactions	-	(55)		-	(55)
Adjusted operating income (3)	$160	$106	50.9%	$589	$611	-3.6%
Adjusted operating ratio (3) (4)	86.5%	90.3%		87.4%	86.8%
Depreciation expense	69	56		257	205
Pension income	4	15		17	59
Gains on real estate transactions	-	55		-	55
Other	-	-		1	2
Adjusted EBITDA (5)	$233	$232	0.4%	$864	$932	-7.3%
Adjusted EBITDA margin (6)	19.6%	21.2%		18.5%	20.1%
Gains on real estate transactions	-	55		-	55
Adjusted EBITDA, excluding gains on real estate transactions (3)	$233	$177	31.6%	$864	$877	-1.5%

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)); adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.

(6) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	Change %	2023	2022	Change %
Pounds per day (thousands)	69,357	67,996	2.0%	70,196	70,163	0.0%
Shipments per day	51,382	48,622	5.7%	51,322	49,257	4.2%
Average weight per shipment (in pounds)	1,350	1,398	-3.4%	1,368	1,424	-3.9%
Revenue per shipment	$378.49	$368.27	2.8%	$362.38	$373.10	-2.9%
Gross revenue per hundredweight (including fuel surcharges) (1)	$28.60	$27.03	5.8%	$27.07	$26.90	0.6%
Gross revenue per hundredweight (excluding fuel surcharges) (1)	$23.37	$21.19	10.3%	$22.21	$21.18	4.9%
Average length of haul (in miles)	852.6	832.3		842.6	831.1
Total average load factor (2)	22,564	23,099	-2.3%	22,789	23,718	-3.9%
Average age of tractor fleet (years)	5.0	5.9
Number of working days	61.0	61.0		251.0	252.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company's trailer manufacturing operations.

European Transportation Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	Change %	2023	2022	Change %
Revenue	$753	$738	2.0%	$3,073	$3,073	0.0%
Salaries, wages and employee benefits	200	180	11.1%	795	717	10.9%
Purchased transportation	339	343	-1.2%	1,394	1,465	-4.8%
Fuel, operating expenses and supplies (1)	162	161	0.6%	661	660	0.2%
Operating taxes and licenses	2	3	-33.3%	12	10	20.0%
Insurance and claims	16	15	6.7%	59	57	3.5%
Gains on sales of property and equipment	(3)	(3)	0.0%	(13)	(6)	116.7%
Depreciation and amortization	36	32	12.5%	136	128	6.3%
Goodwill impairment	-	64	-100.0%	-	64	-100.0%
Transaction and integration costs	-	1	-100.0%	2	6	-66.7%
Restructuring costs	3	2	50.0%	12	6	100.0%
Operating income (loss)	$(2)	$(60)	-96.7%	$15	$(34)	NM
Other expense	(1)	-		(2)	(1)
Amortization expense	5	5		21	20
Goodwill impairment	-	64		-	64
Transaction and integration costs	-	1		2	6
Restructuring costs	3	2		12	6
Adjusted operating income (2)	$5	$12	-58.3%	$48	$61	-21.3%
Depreciation expense	31	27		115	108
Adjusted EBITDA (3)	$36	$39	-7.7%	$163	$169	-3.6%
Adjusted EBITDA margin (4)	4.7%	5.2%		5.3%	5.5%

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) See the “Non-GAAP Financial Measures” section of the press release.

(3) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Corporate

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	Change %	2023	2022	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%

Salaries, wages and employee benefits	3	3	0.0%	18	52	-65.4%
Fuel, operating expenses and supplies	-	7	-100.0%	6	44	-86.4%
Operating taxes and licenses	-	-	0.0%	-	-	0.0%
Insurance and claims	1	(2)	-150.0%	6	3	100.0%
Depreciation and amortization	1	7	-85.7%	5	25	-80.0%
Litigation matter (1)	8	-	NM	8	-	NM
Transaction and integration costs	11	40	-72.5%	56	49	14.3%
Restructuring costs	4	33	-87.9%	20	39	-48.7%
Operating loss	$(28)	$(88)	-68.2%	$(119)	$(212)	-43.9%
Other income (expense) (2)	(1)	(1)		(1)	(5)
Depreciation and amortization	1	7		5	25
Litigation matter (1)	8	-		8	-
Transaction and integration costs	11	40		56	49
Restructuring costs	4	33		20	39
Adjusted EBITDA (3)	$(5)	$(9)	-44.4%	$(31)	$(104)	-70.2%

NM - Not meaningful.

(1) Relates to California Environmental Matters as described in Note 9 to the Company's third quarter Form 10-Q.

(2) Other income (expense) consists of foreign currency gain (loss) and other income (expense).

(3) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2023	2022	Change %	2023	2022	Change %
Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$58	$(36)	NM	$192	$184	4.3%
Debt extinguishment loss	2	13		25	39
Interest expense	42	32		168	135
Income tax provision	20	8		68	74
Depreciation and amortization expense	114	103		432	392
Goodwill impairment	-	64		-	64
Litigation matter (1)	8	-		8	-
Transaction and integration costs	11	42		58	58
Restructuring costs	9	35		44	50
Other	-	1		1	1
Adjusted EBITDA (2)	$264	$262	0.8%	$996	$997	-0.1%
Revenue	$1,940	$1,831	6.0%	$7,744	$7,718	0.3%
Adjusted EBITDA margin (2) (3)	13.6%	14.3%		12.9%	12.9%
Gains on real estate transactions	-	55		-	55
Adjusted EBITDA, excluding gains on real estate transactions (2)	$264	$207	27.5%	$996	$942	5.7%

NM - Not meaningful.

(1) Relates to California Environmental Matters as described in Note 9 to the Company's third quarter Form 10-Q.

(2) See the “Non-GAAP Financial Measures” section of the press release.

(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Reconciliation of Net Income (Loss) from Continuing Operations and Diluted Earnings (Loss) Per Share from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations
Net income (loss) from continuing operations	$58	$(36)	$192	$184
Debt extinguishment loss	2	13	25	39
Amortization of acquisition-related intangible assets	13	14	55	54
Goodwill impairment	-	64	-	64
Litigation matter (1)	8	-	8	-
Transaction and integration costs	11	42	58	58
Restructuring costs	9	35	44	50
Income tax associated with the adjustments above (2)	(8)	(19)	(36)	(41)
Adjusted net income from continuing operations (4)	$93	$113	$346	$408

Adjusted diluted earnings from continuing operations per share (4)	$0.77	$0.98	$2.92	$3.53

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	120	115	118	116
Incremental dilutive effect of stock-based awards	-	1	-	-
Adjusted diluted weighted-average common shares outstanding	120	116	118	116

(1) Relates to California Environmental Matters as described in Note 9 to the Company's third quarter Form 10-Q.

(2) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$3	$5	$9
Amortization of acquisition-related intangible assets	3	3	13	12
Goodwill impairment (3)	-	-	-	-
Litigation matter	2	-	2	-
Transaction and integration costs	1	7	6	11
Restructuring costs	2	6	10	9
	$8	$19	$36	$41

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.

(3) Goodwill impairment is a non-deductible charge.

(4) See the "Non-GAAP Financial Measures" section of the press release.